Exhibit 5.1

McGuireWoods LLP 1251 Avenue of the Americas 20th Floor New York, NY 10020-1104 T: 212.548.2100 F: 212.548.2150 www.mcguirewoods.com
April 29, 2026
Board of Directors
Direct Digital Holdings, Inc.
1177 West Loop South, Suite 1310
Houston, Texas 77027
Direct Digital Holdings, Inc.
Registration Statement on Form S-1
Ladies and Gentlemen:
We have acted as counsel to Direct Digital Holdings, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-1 (the “Registration Statement”) being filed by the Company on the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering for resale of up to 20,000,000 shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock,” and such shares, the “Shares”) that the Company may sell, from time to time at its sole discretion, pursuant to the Common Stock Purchase Agreement, dated as of April 28, 2026 (the “Purchase Agreement”) by and between the Company and the selling stockholder identified in the Registration Statement. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.
Documents Reviewed
In connection with this opinion letter, we have examined the following documents:
(a)    the Registration Statement, including the exhibits being filed therewith;
(b)    the prospectus contained in the Registration Statement (the “Prospectus”); and
(c)    the Purchase Agreement;
Also, we have examined and relied upon the following:
(i)     (A) true and correct copies of the certificate of incorporation and bylaws of the Company, each as in effect the date hereof and as amended, supplemented or modified to date, and (B) the resolutions and/or written consents of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company and (2) the issuance of the Shares by the Company in accordance with the terms and conditions of the Purchase Agreement;
(ii)    a certificate dated April 27, 2026 issued by the Secretary of State of the State of Delaware, attesting to the corporate status of the Company in the State of Delaware; and
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(iii)    originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.
“Applicable Law” means the Delaware General Corporation Law.
Assumptions Underlying Our Opinion
For all purposes of the opinion expressed herein, we have assumed, without independent investigation, the following:
(a)    Factual Matters. To the extent that we have reviewed and relied upon certificates of the Company or authorized representatives thereof and certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.
(b)    Signatures. The signatures of individuals who have signed the documents we have reviewed are genuine and authorized.
(c)    Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.
(d)    Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Purchase Agreement are, as of the date the Purchase Agreement was executed and delivered, validly existing and in good standing in their respective jurisdictions of formation and have, as of the date the Purchase Agreement was executed and delivered, the capacity and full power and authority to execute, deliver and perform the Purchase Agreement, and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who have signed the Purchase Agreement have, as of the date the Purchase Agreement was executed and delivered, the legal capacity to execute the Purchase Agreement.
(e)    Authorization, Execution and Delivery of the Purchase Agreement. The Purchase Agreement and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been, as of the date the Purchase Agreement was executed and delivered, duly executed and delivered by such parties, except that no such assumption is made as to the Company.
(f)    Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.
(g)    No Mutual Mistake, Amendments, etc. There has not been, and will not be, as of the date of the Purchase Agreement, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Shares, as contemplated by the Registration Statement, the Prospectus and the Purchase Agreement. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Purchase Agreement.

Our Opinion
Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that the Shares have been duly authorized, and when issued and paid for in accordance with and upon the terms and conditions of the Purchase Agreement, such Shares will be validly issued, fully paid and non-assessable.
Qualification and Limitation Applicable to Our Opinion
Our opinion is limited to Applicable Law, and we do not express any opinion concerning any other law.
Miscellaneous
The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinion is based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement this opinion subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.
Very truly yours,
/s/ McGuireWoods LLP
McGuireWoods LLP
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